Exhibit 99.1

Semtech Announces Third Quarter of Fiscal Year 2011 Results

  Sixth Consecutive Quarter of Record Revenue
  Record GAAP Gross Profit Margin of 60%
  229 Basis Point Sequential Increase in Operating Margin
  Record Diluted Earnings Per Share Up 19% Sequentially

CAMARILLO, Calif.--(BUSINESS WIRE)--December 1, 2010--Semtech Corp. (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, reported un-audited financial results for its third quarter of fiscal year 2011 that ended October 31, 2010.

Net revenue for the third quarter of fiscal year 2011 was $123.1 million, up 63.8% percent from the third quarter of fiscal year 2010 and up 8.7% percent from the second quarter of fiscal year 2011.

Net income for the third quarter of fiscal year 2011, computed in accordance with U.S. generally accepted accounting principles (GAAP), was $23.6 million or 37 cents per diluted share. This compares to a GAAP net loss of $20.9 million or loss of 34 cents per diluted share in the third quarter of fiscal year 2010 and GAAP net income of $19.7 million or 31 cents per diluted share in the second quarter of fiscal year 2011.

GAAP gross profit margin for the third quarter of fiscal year 2011 was 60.0 percent compared to 55.1 percent in the third quarter of fiscal year 2010 and 59.6 percent in the second quarter of fiscal year 2011.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech’s non-GAAP results exclude the following items:

  Stock-based compensation expense
  Expenses related to class action litigation and ongoing stock option related matters, net of insurance recoveries
  Changes related to increased cost of goods sold for fair value inventory adjustments made as part of the purchase price allocation for the acquisition of Sierra Monolithics, Inc.
  Amortization of acquired intangible assets
  Transaction and other expenses related to the acquisition of Sierra Monolithics, Inc.
  Certain restructuring expenses

Excluding the items listed above, non-GAAP net income for the third quarter of fiscal year 2011 was $30.9 million or 48 cents per diluted share. Non-GAAP net income was $16.2 million or 27 cents per diluted share in the third quarter of fiscal year 2010 and was $26.7 million or 42 cents per diluted share in the second quarter of fiscal year 2011.

Non-GAAP gross profit margin for the third quarter of fiscal year 2011 was 60.2 percent. Non-GAAP gross profit margin for the third quarter of fiscal year 2010 was 55.4 percent and 60.1 percent in the second quarter of fiscal year 2011.

Semtech had $228.7 million of cash, cash equivalents and marketable securities as of October 31, 2010, up from $193.2 million at the end of the second quarter of fiscal year 2011.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “Semtech delivered another quarter of record-setting revenue, gross margin, operating profit and earnings per share. Continued demand for our solutions resulted in sequential growth across all product lines. These results further validate our operating model and ability to identify and leverage secular trends driving growth in our end markets.”

The results announced today are preliminary, as they are subject to customary quarterly review procedures by the Company’s independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its quarterly report on Form 10-Q for the third quarter of fiscal year 2011.

Fourth Quarter of Fiscal Year 2011 Outlook

  Net sales are expected to be in the range of $110 million to $116 million
  GAAP gross profit margin is expected to remain approximately flat with Q3 2011
  GAAP SG&A expense is expected to be in the range of $23.7 million to $24.1 million
  GAAP R&D expense is expected to be in the range of $18.1 million to $18.3 million
  Stock-based compensation expense, which is included in the preceding estimates, is expected to be approximately $6.3 million, categorized as follows: $0.3 million cost of sales, $4.1 million SG&A, and $1.9 million R&D.
  Legal expense related to stock option matters, which is included in the preceding SG&A expense estimate, is expected to be approximately $1.0 million
  Amortization of acquired intangible assets is expected to be approximately $2.4 million
  GAAP tax rate is expected to be approximately 16%
  GAAP earnings are expected to be in the range of 28 to 32 cents per diluted share
  Non-GAAP earnings are expected to be in the range of 39 to 43 cents per diluted share
  Fully diluted share count is expected to be approximately 66.4 million
  Capital expenditures are expected to be approximately $10 million

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share. To provide additional insight into the Company’s fourth quarter outlook, this release includes a presentation of forward-looking non-GAAP earnings per diluted share. All of these non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s comparable financial performance between periods. In addition, the Company’s management generally excludes such items in managing and evaluating the performance of the business. A further discussion of these non-GAAP financial measures can be found above. Reconciliations of GAAP results for the third quarter of fiscal years 2011 and 2010 and the second quarter of fiscal year 2011, as well as a reconciliation of forward-looking earnings per diluted share for the fourth quarter of fiscal year 2011, appear with the financial statements included with this release. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as “intends,” “goal,” “estimate, “expect,” “project,” “plans,” “anticipates,” “should,” “will,” “designed to,” “believe,” and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the continuation and/or pace of key trends considered to be main contributors to the Company’s growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company’s products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes in projected or anticipated markets; adequate supply of our products from our third-party manufacturers; benefits derived from recent acquisitions; the depth, extent and duration of current and potential national and worldwide economic uncertainty, including such uncertainty associated with and arising predominantly from European markets, at both a macro level, and as it impacts the Company’s products, industry, and market sectors; the Company’s ability to forecast and achieve anticipated revenues and earnings estimates in light of continuing economic uncertainty; the Company’s ability to manage expenses to achieve anticipated amounts; the amount of legal expenses connected with the current defense of class action litigation relating to prior stock option award practices, as such expenses may be impacted by the nature and timing of procedural or other developments in the course of the litigation; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010, in the Company’s other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended			Nine Months Ended
	Oct 31,	Aug 1,	Oct 25,	Oct 31,	Oct 25,
	2010	2010	2009	2010	2009
	Q3 2011	Q2 2011	Q3 2010	Q3 2011	Q3 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$123,125	$113,227	$75,147	$338,232	$201,541
Cost of sales	49,304	45,795	33,776	139,932	91,286
Gross profit	73,821	67,432	41,371	198,300	110,255
Operating costs and expenses:
Selling, general and administrative	25,501	24,915	18,521	76,767	52,717
Product development and engineering	18,400	17,404	10,467	51,107	31,142
Amortization of acquired intangible assets	2,406	2,405	303	7,216	908
Total operating costs and expenses	46,307	44,724	29,291	135,090	84,767
Operating income	27,514	22,708	12,080	63,210	25,488
Interest and other income, net	3	308	1,136	508	2,708
Income before taxes	27,517	23,016	13,216	63,718	28,196
Provision for taxes	3,916	3,354	34,103	9,653	36,719
Net income	$23,601	$19,662	$(20,887)	$54,065	$(8,523)

Earnings per share:
Basic	$0.38	$0.32	$(0.34)	$0.87	$(0.14)
Diluted	$0.37	$0.31	$(0.34)	$0.85	$(0.14)

Weighted average number of shares:
Basic	62,493	61,933	61,030	61,950	60,622
Diluted	64,555	63,552	61,030	63,723	60,622

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	Oct 31,	Jan 31,
	2010	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$142,209	$80,598
Temporary investments	42,686	55,462
Receivables, less allowances	58,911	31,163
Inventories	43,203	33,819
Deferred income taxes	11,808	11,808
Other current assets	11,925	6,616
Total current assets	310,742	219,466

Property, plant and equipment, net	50,568	38,063
Long-term investments	43,810	26,163
Deferred income taxes	2,392	7,153
Goodwill	129,651	129,651
Other intangible assets, net	77,127	84,343
Other assets	14,865	9,455
Total assets	$629,155	$514,294

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,273	$23,643
Accrued liabilities	38,946	34,008
Income taxes payable	6,536	8,512
Deferred revenue	5,210	3,276
Accrued taxes	2,609	2,609
Deferred income taxes	1,332	1,332
Total current liabilities	90,906	73,380

Deferred income taxes - non-current	16,505	16,505
Accrued taxes	9,597	9,497
Other long-term liabilities	14,030	9,171

Shareholders’ equity	498,117	405,741
Total liabilities & shareholders' equity	$629,155	$514,294

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Nine Months Ended
	Oct 31,	Aug 1,	Oct 25,	Oct 31,	Oct 25,
	2010	2010	2009	2010	2009
Stock-based Compensation Expense	Q3 2011	Q2 2011	Q3 2010	Q3 2011	Q3 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$305	$646	$284	$1,477	$942
Selling, general and administrative	5,206	4,702	2,658	15,512	9,602
Product development and engineering	1,908	1,858	1,160	5,936	3,276
Total stock-based compensation expense	$7,419	$7,206	$4,102	$22,925	$13,820

	Three Months Ended			Nine Months Ended
	Oct 31,	Aug 1,	Oct 25,	Oct 31,	Oct 25,
	2010	2010	2009	2010	2009
Gross Profit - Reconciliation GAAP to Non-GAAP	Q3 2011	Q2 2011	Q3 2010	Q3 2011	Q3 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$73,821	$67,432	$41,371	$198,300	$110,255
Adjustments to GAAP gross profit:
Stock-based compensation expense	305	646	284	1,477	942
Fair value adjustment related to acquired inventory	-	-	-	2,311	-
Non-GAAP gross profit	$74,126	$68,078	$41,655	$202,088	$111,197

	Three Months Ended			Nine Months Ended
	Oct 31,	Aug 1,	Oct 25,	Oct 31,	Oct 25,
	2010	2010	2009	2010	2009
Net Income - Reconciliation GAAP to Non-GAAP	Q3 2011	Q2 2011	Q3 2010	Q3 2011	Q3 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$23,601	$19,662	$(20,887)	$54,065	$(8,523)

Adjustments to GAAP net income:
Stock-based compensation expense	7,419	7,206	4,102	22,925	13,820
Legal expenses related to stock option matters	613	1,065	1,078	3,301	1,147
Fair value adjustment related to acquired inventory	-	-	-	2,311	-
Amortization of acquired intangible assets	2,406	2,405	303	7,216	909
Restructuring costs	-	-	50	-	398
Total before taxes	10,438	10,676	5,533	35,753	16,274
Associated tax effect	(3,131)	(3,613)	31,597	(10,138)	28,757
Total of supplemental information net of taxes	7,307	7,063	37,130	25,615	45,031
Non-GAAP net income	$30,908	$26,725	$16,243	$79,680	$36,508

Diluted GAAP earnings per share	$0.37	$0.31	$(0.34)	$0.85	$(0.14)
Adjustments per above	0.11	0.11	0.61	0.40	0.74
Diluted non-GAAP earnings per share	$0.48	$0.42	$0.27	$1.25	$0.60

	Three Months Ended			Nine Months Ended
	Oct 31,	Aug 1,	Oct 25,	Oct 31,	Oct 25,
	2010	2010	2009	2010	2009
Tax Impact Associated With Supplemental Information	Q3 2011	Q2 2011	Q3 2010	Q3 2011	Q3 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$2,881	$2,703	$705	$6,619	$3,287
Transaction and other expenses	-	-	$(32,801)	-	$(32,801)
Legal expenses related to stock option matters	250	263	406	1,129	437
Fair value adjustment related to acquired inventory	-	-	-	878	-
Amortization of acquired intangible assets	-	647	85	1,512	254
Restructuring costs	-	-	8	-	66
Total of associated tax effect	$3,131	$3,613	$(31,597)	$10,138	$(28,757)

Q4 FY11 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP earnings per share	$0.28	$0.32

Stock-based compensation expense	0.07	0.07
Legal expenses related to stock option matters	0.01	0.01
Amortization of acquired intangible assets	0.03	0.03

Non-GAAP earnings per share	$0.39	$0.43

CONTACT:
Semtech Corporation
Linda Brewton, 805-480-2004
webir@semtech.com